Exhibit 5.1

May 13, 2016

General Motors Company

300 Renaissance Center

Detroit, Michigan 48265-3000

Ladies and Gentlemen:

As counsel to General Motors Company, a Delaware corporation (the “Company”), we have examined the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about May 13, 2016 (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 7,378,319 shares (the “Shares”) of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), subject to issuance by the Company upon the settlement of assumed performance stock units and restricted stock units granted under the 2016 Equity Incentive Plan (the “Plan”). At your request we are providing this letter, to express our opinion on the matters set forth below in this letter (“our opinion”).

In connection with our opinion expressed we have examined originals or copies of the Company’s certificate of incorporation and bylaws, the Plan, certain corporate proceedings of the Company’s board of directors and stockholders relating to the Registration Statement, the Plan and the Company’s current certificate of incorporation and bylaws, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or governmental officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures on documents submitted to us, the conformity to originals of all documents submitted to us as copies, and the absence of any undisclosed termination, waiver or amendment to any document reviewed by us. In giving our opinion, we have also relied upon a good standing certificate regarding the Company issued by the Delaware Secretary of State and representations made to us by the Company, including representations that the Company has available a sufficient number of authorized shares of Common Stock that are not currently outstanding or reserved for issuance under other outstanding securities or plans of the Company, to enable the Company to issue and deliver all of the Shares as of the date of this letter.

We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing Delaware General Corporation Law.

Based upon, and subject to, the foregoing, it is our opinion that when the 7,378,319 Shares of Common Stock that may be issued and sold by the Company upon the issuance of shares on the settlement of performance stock units and restricted stock units granted under the Plan in accordance with the terms of the Plan are duly registered on the books of the transfer agent and registrar for the Shares in the name or on behalf of the holders thereof, such Shares will be validly issued, fully paid and non-assessable.

General Motors Company

May 13, 2016

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, and does not address any potential change in facts or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP